December 9, 1996


The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104



      This consent is furnished in connection with the filing of the Registration Statement on Form S-6 ("Registration Statement") of Separate Account I ("Separate Account I") of The Equitable Life Assurance Society of the United States ("Equitable") covering an indefinite amount of premiums to be received  under  Single  Premium  Variable  Whole Life  Insurance  Policies  and
Periodic Premium Variable Whole Life Insurance Policies (collectively, the "Policies") which were originally offered and issued by Equitable Variable Life Insurance Company ("Equitable Variable"), a wholly-owned subsidiary of Equitable, most recently pursuant to the Prospectuses filed in the Registration Statement. Equitable Variable is to be merged into Equitable on January 1, 1997 and on such date, Equitable will assume Equitable Variable's obligations under the Policies. The Policies are no longer offered for sale, although Equitable will continue to collect premiums under the Policies.

      I hereby consent to the filing of my opinions dated March 25, 1985 (the "Opinions") (originally filed as exhibits to Post-Effective Amendment No. 26 to Equitable Variable's Registration Statement on Form S-6, File No. 2-54015) as exhibits to Equitable's Registration Statement and to the reference to my name under the heading "Accounting and Actuarial Experts" in the Prospectuses. The references to "Prospectuses" in the Opinions and in this consent are the same Prospectuses being filed in Equitable's Registration Statement, and the Opinions speak as of their date.

                                         Very truly yours,



                                         /s/ Joseph O. North, Jr.
                                         -------------------------------
                                         Joseph O. North, Jr.,
                                         F.S.A., M.A.A.A.
                                         Vice President and Senior Actuary
                                         The Equitable Life Assurance
                                         Society of the United States


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